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                                                                   EXHIBIT 10.12

                                 AWARD AGREEMENT

                          (Non-Qualified Stock Option)

         This Award Agreement is made this day of __________ 199__, between Access Beyond, Inc., a Delaware corporation (hereinafter called the "Company') and _______________________, a member of the Board of Directors of the Company, or a designee of such member (hereinafter called the "Optionee").

         WHEREAS, the Company has heretofore adopted the 1996 Non-employee Directors' Stock Option Plan of Access Beyond, Inc. (the "Plan"); and

         WHEREAS, the Optionee is a non-employee director (or designee thereof) of the Board of Directors of the Company (the "Board"); and

         WHEREAS, it is a requirement of the Plan that an award agreement be executed to evidence the Non-Qualified Stock Option granted to the Optionee;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto have agreed, and do hereby agree, as follows:

         1. Grant of Award. The Company hereby grants to the Optionee the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate _______________ (__________) shares of the Common Stock, $.01 par value, of the company ("Shares") (such number being subject to adjustment as set forth herein and the Plan) on the terms and conditions set forth herein and in the Plan.

         2. Type of Option. The Option granted under this Award Agreement is a Non-Qualified Stock Option and shall not be treated by the Company or the Optionee as an Incentive Stock Option for federal income tax purposes.

         3. Purchase Price. The option price of the shares covered by the Option is $_____ per share.

         4. Term of Option.

                  (a) The term of the Option (the "Term") shall be for a period of ten (10) years from the date of this Award Agreement ("Date of Grant"), subject to earlier termination as hereinafter provided.

                  (b) Prior to its expiration or termination the Option may be exercised within the following time limitations:
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                           (i) After one year from the Date of Grant, it may be
exercised as to not more than thirty percent (30%) of the Shares originally subject to the Option.

                           (ii) After two years from the Date of Grant, it may
be exercised as to not more than sixty percent (60%) of the Shares originally subject to the Option.

                           (iii) After three years from the Date of Grant, it
may be exercised as to any part or all of the Shares originally subject to the Option.

         5.       Exercise of Award.

                  (a) In order to exercise the Option, the person or persons entitled to exercise it shall deliver to the Secretary of the Company written notice of the number of Shares with respect to which the Option is to be exercised. Unless (i) the Company, in its discretion, establishes "cashless exercise" procedures pursuant to Section 7.2 of the Plan, and (ii) the Company's Compensation Committee (the "Committee"), in its discretion, permits the person or persons entitled to exercise the Option to utilize such "cashless exercise" procedures, the notice shall be accompanied by payment in full for Shares being purchased, which payment shall be in cash, or (iii) upon approval of the Committee, by certificates of Shares held for more than 6 months by the Optionee, duly endorsed in blank, having a fair market value on the date of exercise equal to the purchase price of the Shares to be purchased, or (iv) upon approval of the Committee, by a combination of cash and Shares. No fractional Shares shall be issued.

                  (b) No shares shall be issued until full payment therefor has been made, and the Optionee shall have none of the rights of a stockholder in respect of such Shares until they are so issued.

         6. Nontransferability. The Option shall not be transferable other than:
(a) by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by him or her or in the event of death, by the Optionee's Successor, or in the event of disability, by the Optionee's personal representatives or (b) pursuant to a qualified domestic relations order, as defined in the Internal Revenue code of 1986, as amended (the "Code"), or ERISA, or the rules thereunder.

         7. Termination of Board Membership. In the event that the Optionee (which, in the case of an Optionee who is a designee of a Board member, shall mean, for purposes of this paragraph 7, such Board member) ceases to be a member of the Board (otherwise than by death or disability), then (a) the Option may be exercised by the Optionee, to the extent that he or she is entitled to do so as of the date the Optionee ceases to be a member of the Board, at any time within seven months after such date, but not beyond the Term hereof and (b) the portion of the Option that has not vested as of the date of the Optionee ceases to be a member of the Board shall automatically terminate.


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         8. Death of Optionee. If the Optionee (which, in the case of an
Optionee who is a designee of a Board member, shall mean, for purposes of this paragraph 8, such Board member) dies or becomes disabled while he or she is a member of the Board, or within seven months after he or she ceases to be a member of the Board, then (a) the Option may be exercised to the extent the Optionee was entitled to do so immediately before the time of his or her death or disability, by the Optionee's Successor, at any time within one year after he or she ceases to be a member of the Board on account of such death or disability, but not beyond the Term hereof and (b) the portion of the Option that has not vested as of the date of the Optionee's death or disability shall automatically terminate.

         9. Change in Control. Notwithstanding anything in this Award Agreement to the contrary, in the case of a Change in Control of the Company as defined in
Section 2.2 of the Plan, the Optionee shall have the right, commencing at least five (5) days prior to such Change in Control and subject to any other limitation on the exercise of such Option in effect on the date of exercise, to immediately exercise the Option in full, without regard to any vesting limitations. The Option shall terminate on the later of (a) ninety (90) days after the occurrence of such Change of Control and (b) seven (7) months following the Date of Grant.

         10. Taxes. The Company has the right to require a person entitled to receive Shares pursuant to the exercise of any Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate of such Shares is delivered. Furthermore, the Company may elect to deduct such taxes from any other amounts payable in cash or in shares or from any other amounts payable anytime thereafter to the Optionee.

         11. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, liquidations, or similar events, or in the event of extra ordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares subject to the Option hereby granted, the option price and all other applicable provisions thereof shall, subject to the provisions of the Plan, be correspondingly equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of the Option, in cash or in shares, in any amount equal to the difference between the option price and the then current Fair Market Value of the Shares subject to the Option as equitably determined by the Committee), as it shall decide in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise be subject to the Option.

         12. Delivery of Shares on Exercise. Delivery of certificates for Shares pursuant to the exercise of the Option may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation of any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require



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the holder of the Option to furnish the Company with appropriate representations and a written investment letter prior to the exercise of the Option or the delivery of any Shares pursuant to the Option.

         13. Incorporation of Provisions of the Plan. All of the provisions of the Plan pursuant to which this Option is granted are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent there exists any conflict between this Award Agreement and the terms contained in the aforesaid Plan, the terms of the Plan shall prevail. To the extent any capitalized terms are not otherwise defined herein, they shall have the meaning set forth in Section 2 of the Plan. If this Award Agreement is dated prior to approval of the Plan by the Company's Stockholders, then the Option granted is conditioned upon receipt of such approval.

         14. Waiver and Modification. The provisions of this Award Agreement may not be waived or modified unless such waiver or modification is done in writing and acknowledged by all the parties hereto.

         IN WITNESS WHEREOF, the Company has caused this Award Agreement to be duly executed by one of its officers thereunto duly authorized, and the Optionee has hereunto set his or her hand, all on the day and year first above written.

                                       ACCESS BEYOND, INC.


                                       By:
                                           -----------------------------------

------------------------------
       Optionee


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